Exhibit 99.1

Press Release

June 6, 2013

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. REPURCHASES APPROXIMATELY 1.4 MILLION SHARES OF ITS COMMON STOCK

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA) (the "Company"), parent company of West Bank, is pleased to report that on June 5, 2013 it repurchased 1,440,592 shares of Company common stock owned by American Equity Life Holding Company (“AEL”), which represents 100% of AEL's position in the Company's shares.

Representatives of AEL had contacted the Company indicating a desire to sell their investment in the Company. The Company, with the assistance of its financial advisor, Sandler O'Neill + Partners, L.P., evaluated the merits of repurchasing the stock and chose to pursue the repurchase transaction.

The purchase price was $10.95 per share, for total consideration of $15,774,482. The Company will ultimately finance the purchase by borrowing the funds, and it is anticipated that the lending facility will be completed prior to June 30, 2013. Management believes the low interest rate environment makes the lending facility an attractive funding source for the transaction.

“We view this transaction as an acquisition of the company we know best,” said David Nelson, president and chief executive officer of the Company. “We evaluate the merger and acquisition market for other institutions from time to time. Based on the current landscape, and based on West Bank's long history of success in building a strong, earnings-driven community bank, we feel this transaction represents an excellent use of our financial resources and creates value for our shareholders.”

About West Bancorporation, Inc. (NASDAQ: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight full-service offices in the Des Moines metropolitan area, two full-service offices in Iowa City, one full-service office in Coralville and a loan production office in Rochester, Minnesota.

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “should,” “anticipates,” “projects,” “future,” “may,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions, or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations, and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.